EXHIBIT  20.1
                              NEWMARK  HOMES  CORP.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                DATE OF EARLIEST REPORTED EVENT DECEMBER 17, 1998



                               NEWMARK HOMES CORP.
              (Exact name of Registrant as specified in its charter)




            NEVADA                 333-42213            76-0460831
(State or other jurisdiction of   (Commission         (IRS  Employer
 incorporation or organization)   File Number)     Identification Number)


                            1200 SOLDIERS FIELD DRIVE
                            SUGAR LAND, TEXAS  77479
              (Address of Registrant's principal executive offices)


                                  281-243-0100
              (Registrant's telephone number, including area code)




                                       N/A
          (Former name or former address, if changed since last report)

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ITEM  1.  CHANGES  IN  CONTROL  OF  THE  REGISTRANT

The Registrant has been advised that the holder of shares representing 80% of the Registrant's outstand-ing common stock, $.01 par value (the "Common Stock") has pledged those shares in support of a commercial loan. Pacific Realty Group, Inc., a Nevada corporation ("PRG"), which is the wholly owned subsidiary of Pacific USA Holdings Corp., a Texas corporation ("PUSA"), which is the wholly owned subsidiary of Pacific Electric Wire & Cable Co., Ltd., beneficially owns 9,200,000 shares (the "Shares") of Common Stock of the Registrant, which represent 80% of the issued and outstanding Common Stock. PRG has pledged to certain banks all of the Shares in conjunc-tion with a Loan Agreement, as described below.

On December 17, 1998, PUSA and a sister corporation entered into an $85 million loan agreement (the "Loan Agreement") with a commercial bank (the "Bank"), in the ordinary course of their business and, in connection there-with and in support of the obligation of its parent corporation and the sister corporation, PRG pledged as collateral all of the Shares to the Bank.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NEWMARK  HOMES  CORP.
January  4,  1999



By:  /s/  Michael  K.  McCraw
     -----------------------------------
          Michael  K.  McCraw,  Chairman

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